Exhibit 99.1

Satellogic Appoints Lieutenant General (Ret.) Michael E. Williamson to its Board of Directors

Decorated Defense and Aerospace Leader Joins Board as Independent Director

NEW YORK — June 4, 2026 — Satellogic Inc. (NASDAQ: SATL), the infrastructure company for Persistent Global Intelligence, today announced the appointment of retired U.S. Army Lieutenant General Michael E. Williamson as an independent director. General Williamson will serve as a Class III director, effective immediately.

General Williamson brings more than three decades of leadership experience in defense acquisition, technology integration, and global business development to Satellogic's Board. His deep expertise across the defense and aerospace sectors will support the Company as it continues to scale its Earth observation constellation and expand its work with government and commercial customers worldwide.

"General Williamson joins our board at a pivotal moment. The market is shifting from episodic imagery to Persistent Global Intelligence, and Satellogic is building the infrastructure that makes that shift real at scale,” said Emiliano Kargieman, CEO and Co-Founder of Satellogic. “His decades of leadership at the intersection of national security, advanced technology, and global partnerships will help us deepen our work with the allied governments and mission organizations that depend on continuous, decision-grade awareness."

"The organizations I've worked alongside for 40 years need continuous, decision-grade awareness of what is changing on the ground, not images delivered after the fact,” said General Williamson. “Satellogic is building the infrastructure to make that possible at the cadence and scale the mission now requires, and I'm glad to help guide that work as a member of the board."

A retired U.S. Army Lieutenant General and former senior executive at Lockheed Martin, General Williamson has more than thirty years of leadership experience in defense acquisition, technology integration, and global business development. Commissioned in the Air Defense Artillery in 1983, he held a series of command and acquisition roles, including Principal Military Deputy to the Assistant Secretary of the Army for Acquisition, Logistics and Technology and Director of Acquisition Career Management, where he oversaw major modernization and procurement programs for the U.S. Army.

Following his military career, General Williamson joined Lockheed Martin, serving as Vice President for Program Performance, Vice President and General Manager for Sensors and Global Sustainment, and Vice President of Tactical and Strike Missiles, with responsibility for advanced systems such as hypersonic and precision strike capabilities. Most recently, he served as Senior Vice President, Global Business Development and Strategy and President of Lockheed Martin International, leading enterprise-wide growth, international operations in more than 50 countries, and key customer and government partnerships worldwide.

General Williamson holds a B.S. in Business Administration from Husson College, an M.S. in Material Acquisition Management from the Naval Postgraduate School, and a Ph.D. in Business Administration from Madison University, as well as executive and public policy credentials from Harvard University and Georgetown University.

About Satellogic

Founded in 2010, Satellogic (NASDAQ: SATL) is building the infrastructure for Persistent Global Intelligence: continuous, proactive awareness of the places, assets, and activities that matter. The company combines high-cadence satellite collection, best-in-class technology, AI-accelerated workflows, and sovereign-capable architecture to help customers move from episodic imagery to persistent monitoring programs.
Satellogic serves defense and intelligence agencies, allied governments, and commercial markets that need reliable, scalable awareness of change across large portfolios of sites. Customers can begin with discovery, expand into persistent monitoring, and build toward dedicated or sovereign-controlled capacity as their mission requirements grow. To learn more, please visit: https://www.satellogic.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the U.S. federal securities laws. The words "anticipate", "believe", "continue", "could", "estimate", "expect", "intends", "may", "might", "plan", "possible", "potential", "predict", "project", "should", "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on Satellogic's current expectations and beliefs concerning, among other things, our plans, strategies, prospects, both business and financial. Although we believe our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot give any assurance that we either will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. Many actual events and circumstances are beyond the control of the Company. Many factors could cause actual future results to differ materially from the forward-looking statements in this press release, including but not limited to the risks and uncertainties described in the "Risk Factors" section of Satellogic's Annual Report on Form 10-K and other documents filed or to be filed by Satellogic from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Satellogic assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Satellogic can give no assurance that it will achieve its expectations.

Contacts

Investor Relations: ir@satellogic.com
Media Relations: pr@satellogic.com